Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AZUREL, LTD.,

FLO WEINBERG, INC.,

RM ENTERPRISES INTERNATIONAL, LTD.,

AND

ROMANTIC MOMENTS, INC.

DATED AS OF JULY 1, 2002

TABLE OF CONTENTS

ARTICLE I - THE MERGER

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF AZUREL AND AZUREL SUB

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF RM ENTERPRISES AND ROMANTIC

ARTICLE IV - CERTAIN COVENANTS AND AGREEMENTS

Section 4.01	Covenants of RM Enterprises and Romantic
Section 4.02	Covenants of Azurel
Section 4.03	Covenants of the Parties

ARTICLE V - CONDITIONS PRECEDENT

Section 5.01	Conditions Precedent to the Parties’ Obligations
Section 5.02	Conditions Precedent to the Obligations of Azurel and Azurel Sub
Section 5.03	Conditions Precedent to the Obligations of RM Enterprises and Romantic

ARTICLE VI - TERMINATION, AMENDMENT AND WAIVER

Section 7.01	Confidentiality
Section 7.02	Non-Solicitation
Section 7.03	Exclusivity
Section 6.01	Termination
Section 6.02	Effect of Termination

ARTICLE VII - CONFIDENTIALITY; NON-SOLICITATION; EXCLUSIVITY

ARTICLE VIII - INDEMNIFICATION

Section 8.01	Indemnification by Azurel
Section 8.02	Indemnification by RM Enterprises
Section 8.03	Survival of Indemnification

ARTICLE IX - MISCELLANEOUS

List of Schedules

EXHIBITS

Merger Certificate	A
Romantic Financial Statements	B
Form of Employment Agreement	C
Form of Assignment and Transfer Agreement	D

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of July 1, 2002 (the “Agreement”) by and among Azurel, Ltd., a corporation formed under the laws of the State of Delaware (“Azurel”), Flo Weinberg, Inc., a corporation formed under the laws of the State of Delaware wholly owned and operated by Azurel (“Azurel Sub”), RM Enterprises International, Ltd., a corporation formed under the laws of the State of Delaware (“RM Enterprises”) and Romantic Moments, Inc., a corporation formed under the laws of the State of Delaware wholly owned and operated by RM Enterprises (“Romantic”). Azurel, the Azurel Sub, RM Enterprises and Romantic are referred to herein individually as a “Party” and collectively as the “Parties.”

PREAMBLE

WHEREAS, Azurel is the record owner of 100% of the common stock of the Azurel Sub;

WHEREAS, RM Enterprises is the record owner of 100% of the common stock of Romantic (the “Private Shares”);

WHEREAS, Azurel has proposed to acquire Romantic pursuant to a merger transaction whereby, upon the terms and subject to the conditions of this Agreement and in accordance with the GCL (as herein defined), Romantic shall be merged with and into Azurel Sub (the “Merger”);

WHEREAS, Azurel shall in the Merger issue shares of its common stock (the “Public Shares”) to RM Enterprises in consideration for the cancellation of the Private Shares;

WHEREAS, the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is intended that this Agreement shall qualify as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, the Parties agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“Common Stock” mean the common stock of Azurel, par value $0.001 per share.

“Dollar” and “$” means lawful money of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“GCL” means the Delaware General Corporation Law.

“Knowledge” means the knowledge after reasonable inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)  any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a “Tax Authority”) responsible for the imposition of any such tax (domestic or foreign), and

(ii)  any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii)  any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, statement, report or form, including, without limitation, estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns required to be filed with respect to Taxes.

ARTICLE I
THE MERGER

SECTION 1.01   THE MERGER

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GCL, at the Effective Time (as defined herein), Romantic shall be merged with and into the Azurel Sub, the separate existence of Romantic shall cease and the Azurel Sub shall continue as the surviving entity of the Merger (where appropriate, the “Surviving Entity”.

SECTION 1.02   CLOSING

The closing of the Merger (the “Closing”) will take place at the offices of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel to the Parties (“GSK”), at 101 East 52nd Street, New York, NY 10022, on the day immediately following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as Azurel and RM Enterprises shall agree (the “Closing Date”).

SECTION 1.03   EFFECTIVE TIME

On the Closing Date, the Parties shall cause the Merger to be consummated by filing, and the Merger shall become effective immediately upon the filing, of a certificate of merger (the “Merger Certificate”) with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit A executed in accordance with the relevant provisions of the GCL. The Merger shall become effective at the time such Merger Certificate is filed with the Secretary of State of the State of Delaware (the “Effective Time”). The date on which the Effective Time occurs is referred to as the “Effective Date.”

SECTION 1.04   EFFECT OF THE MERGER

At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of the GCL. The existence of Azurel Sub, as the Surviving Entity, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Entity, it shall be governed by the laws of the State of Delaware and succeed to all rights, assets, liabilities and obligations of Romantic in accordance with the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Romantic shall vest in the Surviving Entity, and all debts, liabilities and duties of Romantic shall become the debts, liabilities and duties of the Surviving Entity. The separate existence and corporate organization of Romantic shall cease at the Effective Time and thereafter the Azurel Sub and Romantic shall be a single entity, to wit, the Surviving Entity, which shall be wholly owned by Azurel.

SECTION 1.05   CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

Pursuant to the Merger:

(i)  The Certificate of Incorporation and Bylaws of the Azurel Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity following the Merger.

(ii)  The officers and directors of the Surviving Entity following the Merger shall be those persons listed on Schedule 1.05(a), until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

SECTION 1.06   FURTHER ACTIONS

If at any time after the Effective Time, Azurel and RM Enterprises shall consider or be advised that any further assignment or assurances or any other things that are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, the title to any property or right of Romantic acquired or to be acquired by reason of or as a result of the Merger, then Azurel, Azurel Sub, RM Enterprises, Romantic and their respective officers and directors in office shall use all reasonable efforts to execute and deliver, or cause to be executed and delivered, all such proper deeds, assignments and assurances and do all things reasonably necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise carry out the purpose of this Agreement, and the officers of Azurel and the Surviving Entity are fully authorized in the name of RM Enterprises and Romantic or otherwise to take any and all such action with the same effect as if such persons were officers of Romantic.

SECTION 1.07   CONVERSION

As of the Effective Time, by virtue of the Merger and without any action on the part of Azurel, Azurel Sub, RM Enterprises or Romantic:

CONVERSION OF PRIVATE SHARES. All Private Shares issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive an aggregate of nine million five hundred (9,500,000) Public Shares (the “Issuable Shares”) and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any such Private Share shall, to the extent such certificate represents such shares, cease to have any rights with respect to such shares, except the right to receive the Issuable Shares allocable to the shares represented by such certificate upon surrender of such certificate in accordance with Section 1.09.

SECTION 1.08   RESTRICTIONS ON RESALE

The Issuable Shares will not be registered under the Securities Act, or the securities laws of any state, and absent an exemption from registration contained in such laws, cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Azurel receives an opinion of counsel for Azurel that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the number of Issuable Shares into which the Private Shares shall have been converted pursuant to this Agreement shall contain legends substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.09   EXCHANGE OF CERTIFICATES

(i)  EXCHANGE OF CERTIFICATES. After the Effective Time and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent (hereafter defined) to RM Enterprises as the sole holder (as appropriate, the “Sole Stockholder”) of the Private Shares, the Sole Stockholder shall be required to surrender all Private Shares to North American Transfer, Freeport, New York, as exchange agent (the “Exchange Agent”), and the Sole Stockholder shall be entitled upon such surrender to receive in exchange therefor certificates representing the number of Issuable Shares into which the Private Shares theretofore represented by the certificate or certificates so surrendered shall have been converted pursuant to this Agreement. Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented Private Shares shall be deemed for all corporate purpose, subject to the further provisions of this Article I to evidence the ownership of the number of whole Issuable Shares into which such Private Shares have been so converted. No dividend payable to holders of Issuable Shares of record as of any date subsequent to the Effective Time shall be paid to the Sole Stockholder as the owner of any certificate which, prior to the Effective Time, represented Private Shares, until such certificate or certificates are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(ii)  FRACTIONAL SHARES. No certificate or scrip representing fractional Issuable Shares shall be issued upon the surrender of certificates representing Private Shares pursuant to this Agreement, and no dividend declaration by the Board of Directors of Azurel shall relate to any such fractional share. Fractional shares shall be rounded up to the nearest whole share.

(iii)  FULL SATISFACTION OF RIGHTS. All Issuable Shares into which the Private Shares shall have been converted pursuant to this Article 1 shall be deemed to have been issued in full satisfaction of all rights pertaining to the Private Shares.

(iv)  CANCELLATION OF CERTIFICATES. All certificates representing Private Shares converted into Issuable Shares pursuant to this Article I shall be canceled upon delivery thereof to the Exchange Agent pursuant to this Agreement.

(v)  CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of Romantic shall be deemed to be closed and no transfer of Private Shares shall thereafter be recorded thereon.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF AZUREL AND AZUREL SUB

Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to RM Enterprises and Romantic, Azurel hereby represents and warrants to RM Enterprises and Romantic, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01   ORGANIZATION, STANDING AND POWER

Each of Azurel and any subsidiary thereof is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of Azurel and any subsidiary thereof is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect on Azurel or its business. Except as disclosed on Schedule 2.01 hereto, Azurel does not have any material ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 2.02   CAPITALIZATION

The authorized capital stock of Azurel consists of 24,000,000 shares of common stock, $0.001 par value per share, and 4,000,000 shares of preferred stock, $0.001par value per share. As of the date of this Agreement, there were 6,931,697 issued and outstanding Public Shares. Except as disclosed on Schedule 2.02(a) hereto, no Public Shares have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Azurel except as provided in this Agreement. Except as disclosed on Schedule 2.02(b) hereto, no Person is entitled to any rights with respect to the issuance or transfer of the Issuable Shares. The outstanding Public Shares are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and federal securities laws or other Applicable Law.

SECTION 2.03   AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by Azurel has been duly authorized by all necessary corporate action, except for the approval of Azurel’s stockholders (the “Azurel Stockholders”), and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of Azurel enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights, provided, that no such obligation shall arise or be binding unless the Azurel Stockholders approve this Agreement. Except as set forth above or in Schedule 2.03 attached hereto, the execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Azurel will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Azurel’s Certificate of Incorporation or Bylaws, as the case may be and in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Azurel is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Azurel except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Azurel taken as a whole.

SECTION 2.04   ISSUANCE OF COMMON STOCK

The Issuable Shares issuable to RM Enterprises as the holder of the Private Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05   SEC REPORTS; FINANCIAL STATEMENTS

(i)  Azurel has made available to each of RM Enterprises and Romantic (through reference to documents filed with the Securities Exchange Commission (“SEC”) by its Electronic Data Gathering Analysis and Retrieval (“EDGAR”) or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Azurel with the SEC since December 31, 1998 (the “SEC Reports”), which are all the forms, reports and documents (other than preliminary material) required to be filed by Azurel with the SEC since December 31, 1998. With the exception of any Forms 3, 4 and 5 and any Schedule 13D filed by Azurel on behalf of the Azurel Stockholders, the SEC Reports (a) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by the Exchange Act).

(iii)  To the Knowledge of Azurel, except as disclosed in the consolidated financial statements contained in the SEC Reports or on Schedule 2.05 hereof, there has been no material change in the financial condition, operations or business of Azurel since May 21, 2002.

(iv)  Except as otherwise disclosed in the consolidated financial statements contained in the SEC Reports, Azurel does not have any material liabilities.

SECTION 2.06   GOVERNMENTAL CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party (other than the approval of the Azurel Stockholders and Azurel as the owner of Azurel Sub), including a party to any agreement with Azurel or Azurel Sub, is required by or with respect to Azurel or Azurel Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

SECTION 2.07   LITIGATION

Except as disclosed on Schedule 2.07 hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Azurel threatened against or affecting, Azurel or Azurel Sub or any of their assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.08   INTERESTED PARTY TRANSACTIONS

Except as set forth in Schedule 2.08 (a) attached hereto and/or as otherwise disclosed in writing to RM Enterprises, neither Azurel nor Azurel Sub is indebted to any officer or director of Azurel or Azurel Sub (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to Azurel or Azurel Sub, except as disclosed on Schedule 2.08 (b) hereof or in the SEC Reports.

SECTION 2.09   COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of Azurel, the business of Azurel has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to Azurel is pending or, to the Knowledge of Azurel, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.

SECTION 2.10   NO UNDISCLOSED LIABILITIES

Except as set forth on Schedule 2.10 hereto, there are no liabilities or debts of Azurel or Azurel Sub of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 2.11   TAX FREE REORGANIZATION

None of Azurel, Azurel Sub nor any entity affiliated therewith: (i) has undertaken the obligation to investigate as to whether Azurel, Azurel Sub or any entity affiliated therewith has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) makes any representation or warranty as to the qualification of the Merger as a reorganization within the meaning of Section 368 of the Code. Based on the foregoing, to the knowledge of Azurel and Azurel Sub, none of Azurel, Azurel Sub nor any entity affiliated therewith has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

SECTION 2.12   TAX RETURNS AND PAYMENT

Azurel has filed all material Tax Returns required by it and has paid all Taxes shown thereon to be due, except as reflected in the SEC Reports and except for Taxes being contested in good faith. Except as disclosed in the SEC Reports, there is no material claim for Taxes that is a lien against the property of Azurel other than liens for taxes not yet due and payable. Azurel has not received notification of any audit of any Tax Return of Azurel being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by Azurel which is currently in effect, and Azurel is not a party to any agreement, contract or arrangement with any Tax Authority, which may result in the payment of any material amount in excess of the amount reflected on the SEC Reports.

SECTION 2.13   BOARD APPROVAL

The Board of Directors of each of Azurel and Azurel Sub has approved this Agreement and the transactions contemplated hereby. Azurel shall have approved this Agreement in its capacity as the sole stockholder of Azurel Sub.

SECTION 2.14   FULL DISCLOSURE

The SEC Reports and the representations and warranties of Azurel contained in Article II of this Agreement or to be furnished in or in connection with documents mailed or delivered to the Azurel Stockholders in connection with soliciting their consent to this Agreement, do not contain or will not contain, any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RM ENTERPRISES AND ROMANTIC

Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to RM Enterprises and Romantic hereby jointly and severally represent and warrant to Azurel, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 3.01   ORGANIZATION, STANDING AND POWER

(i)  RM Enterprises is a corporation duly formed, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. RM Enterprises is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Except for its ownership of Romantic, RM Enterprises does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

(ii)  Romantic is a corporation duly formed, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Romantic is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Romantic does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 3.02   CAPITALIZATION

As of the date of this Agreement there were 15,000 issued and outstanding shares of common stock (the “RM Shares”) and no shares of preferred stock (the “RM Preferred Shares”) of RM Enterprises (collectively, the “RM Capital Stock”). Except as disclosed on Schedule 3.02 (a) hereto, no person is entitled to any rights with respect to the issuance or transfer of the RM Capital Stock. The shares of RM Capital Stock have been issued in compliance with all Applicable Law.

As of the date of this Agreement there were 10,000 issued and outstanding Private Shares and no shares of preferred stock (the “Romantic Preferred Shares”) of Romantic (collectively, the “Romantic Capital Stock”). Except as disclosed on Schedule 3.02 (b) hereto, no person is entitled to any rights with respect to the issuance or transfer of the Romantic Capital Stock. The shares of Romantic Capital Stock have been issued in compliance with all Applicable Law.

SECTION 3.03   AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by RM Enterprises and Romantic has been duly authorized by all necessary corporate or company action, as the case may be, and this Agreement constitutes the valid and binding obligation of each of RM Enterprises and Romantic, enforceable against them in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by RM Enterprises and Romantic will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, any of their respective certificates of incorporation or bylaws, or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which any of RM Enterprises and Romantic is a party or by which they or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to each of RM Enterprises and Romantic except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect.

SECTION 3.04   SUBSIDIARIES

Except as disclosed on Schedule 3.04 hereof, and with the exception of Romantic, neither RM Enterprises nor Romantic has any subsidiaries.

SECTION 3.05   SOLE STOCKHOLDER

RM Enterprises is the Sole Stockholder. There is no other holder of the Private Shares.

SECTION 3.06   GOVERNMENTAL CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party (other than RM Enterprises as the Sole Stockholder of the Private Shares), including a party to any agreement with RM Enterprises or Romantic, is required by or with respect to RM Enterprises or Romantic in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

SECTION 3.07   FINANCIAL STATEMENTS

Romantic’s unaudited balance sheet and accompanying income statement and statement of cash flow prepared for its fiscal year ended May 31, 2000, Romantic’s audited balance sheet and accompanying income statement and statement of cash flow prepared for its fiscal year ended May 31, 2001, and Romantic’s unaudited balance sheets and the accompanying income statements and statements of cash flow for the period from June 1, 2001 through February 28, 2002 (the “Romantic Financial Statements Date”) attached hereto as Exhibit B (collectively, the “Romantic Financial Statements”) are true, correct and complete and accurately reflect the financial condition of Romantic as of each of such dates. Except as set forth in Schedule 3.07 attached hereto and/or as otherwise disclosed in writing to Azurel, the Romantic Financial Statements fairly present the financial condition of Romantic and the results of its operations and cash flows as of the dates thereof, and have been prepared in accordance with GAAP consistently applied. The Romantic Financial Statements include all adjustments necessary to present fairly the information for such period.

SECTION 3.08   LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of RM Enterprises or Romantic, threatened against or affecting, RM Enterprises or Romantic or any of their assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.09   RESTRICTIONS ON BUSINESS ACTIVITIES

There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which RM Enterprises or Romantic is a party or otherwise binding upon RM Enterprises or Romantic which has or may have the effect of prohibiting or impairing any business practice of Romantic, any acquisition of property (tangible or intangible) by Romantic or the conduct of business by Romantic. Without limiting the foregoing, neither RM Enterprises nor Romantic has entered into any agreement under which Romantic is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

SECTION 3.10   INTERESTED PARTY TRANSACTIONS

Except as set forth in Schedule 3.10 (a) attached hereto and/or as otherwise disclosed in writing to Azurel, Romantic is not indebted to any officer or director of RM Enterprises or Romantic (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to RM Enterprises or Romantic, except as disclosed on Schedule 3.10 (b) hereof or in the Romantic Financial Statements.

SECTION 3.11   COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of RM Enterprises or Romantic, the businesses of RM Enterprises and Romantic and the have not been, and are not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to RM Enterprises or Romantic is pending or, to the Knowledge of RM Enterprises or Romantic, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.

SECTION 3.12   GOVERNMENTAL AUTHORIZATION

Schedule 3.12 accurately lists each consent, license, permit, grant or other authorization issued to RM Enterprises or Romantic by a governmental entity (i) pursuant to which RM Enterprises or Romantic currently operates or holds any interest in any of their properties or (ii) which is required for the operation of the business of Romantic or the holding of any such interest (collectively, the “Romantic Authorizations”). The Romantic Authorizations are in full force and effect and constitute all Romantic Authorizations required to permit Romantic to operate or conduct its business or hold any interest in its properties or assets.

SECTION 3.13   ABSENCE OF CHANGES

Since the Romantic Financial Statements Date there has not been:

(i)  any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on Romantic;

(ii)  any amendment of any material term of any outstanding security of Romantic;

(iii)  any incurrence, assumption or guarantee by Romantic of any indebtedness for borrowed money;

(iv)  any creation or other incurrence by Romantic of any Lien on any material asset;

(v)  the making of any loan, advance or capital contributions to or investment in any Person;

(vi)  any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or any asset(s) of Romantic which would, individually or in the aggregate, have a Material Adverse Effect on Romantic;

(vii)  any transaction or commitment made, or any contract or agreement entered into, by Romantic or any relinquishment by Romantic of any contract or other right;

(viii)  any change in any method of accounting, method of tax accounting, or accounting practice by Romantic;

(ix)  any (a) grant of any severance or termination pay to any current or former director, officer or employee of Romantic, (b) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (c) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Romantic, (d) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Romantic, or (e) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Romantic;

(x)  any labor dispute, other than routine individual grievances; or

(xi)  any tax election or any settlement or compromise of any tax liability, in either case that is material to Romantic.

SECTION 3.14   OPERATIONS SINCE FINANCIAL STATEMENTS DATE

Since the Romantic Financial Statements Date, except for as contemplated by this Agreement or in the Romantic Financial Statements, Romantic:

(i)  has operated its businesses substantially as it was operated prior to that date and only in the ordinary course;

(ii)  has not declared or otherwise become liable with respect to any dividend or distribution of cash, assets or capital stock;

(iii)  has maintained or kept current its books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

(iv)  has not made any capital expenditure, commitment or investment other than in the ordinary course of business.

SECTION 3.15   NO UNDISCLOSED LIABILITIES

Except as set forth on Schedule 3.15 hereto, there are no liabilities or debts of RM Enterprises or Romantic of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 3.16   ACCOUNTS RECEIVABLE

(i)  RM Enterprises and Romantic have made available to Azurel a list of all accounts receivable of Romantic (“Accounts Receivable”) as of March 1, 2002 along with a range of days elapsed since the date of each invoice.

(ii)  Except as set forth on Schedule 3.16(a), all Accounts Receivable of Romantic arose in the ordinary course of business and are collectible except to the extent of reserves therefor set forth in the Romantic Financial Statements Date. Except as set forth on Schedule 3.16(b), no person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

SECTION 3.17   INSURANCE

Each of RM Enterprises and Romantic has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Romantic, there is no claim by RM Enterprises or Romantic pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and RM Enterprises and Romantic are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither RM Enterprises nor Romantic has Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

SECTION 3.18   TITLE TO PROPERTIES; LIENS

Romantic does not own any real property. All of the assets of Romantic, except those disposed of in the ordinary course of business, are free and clear of all Liens, security interests, charges and encumbrances, except (i) as disclosed on the Romantic Financial Statements, (ii) Liens for current taxes not yet due and payable, (iii) Liens in favor of any lessor with respect to capital lease obligations disclosed in Schedule 3.18 attached hereto, (iv) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (vi) Liens which arise by operation of law.

SECTION 3.19   MATERIAL CONTRACTS

Except for: (i) contracts with clients and other contracts executed by Romantic in the ordinary course of business; (ii) employment agreements with officers; and (iii) other material contracts which are listed on Schedule 3.19(a) hereof, Romantic is not a party to or bound by any material indenture, lease, license, loan agreement, other agreement or other instrument (collectively, the “Material Contracts”). Except as disclosed on Schedule 3.19(b) hereof, Romantic’s Material Contracts are enforceable in accordance with their respective terms, and to the knowledge of RM Enterprises and Romantic, Romantic is not in violation of, and has received no notice of being in violation of such Material Contracts.

SECTION 3.20   NON-CONTRAVENTION

The execution and delivery by RM Enterprises and Romantic of this Agreement and the consummation by RM Enterprises and Romantic of the transactions contemplated hereby and performance of their obligations hereunder do not and will not (i) violate the Certificate of Incorporation or Bylaws of either RM Enterprises or Romantic, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of, conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of either RM Enterprises or Romantic, or to a loss of any benefit to which either of RM Enterprises or Romantic is entitled under any provision of any agreement or other instrument binding upon either of RM Enterprises or Romantic, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of either RM Enterprises or Romantic, or (iv) result in the creation or imposition of any Lien (as defined herein) on any asset of either RM Enterprises or Romantic.

SECTION 3.21   LABOR RELATIONS

Romantic is not a party to any collective bargaining agreement and, to the Knowledge of RM Enterprises and Romantic, no organizational efforts are presently being made with respect to any employees of Romantic. Romantic has complied in all material respects with all applicable laws (including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

SECTION 3.22   TAX RETURNS AND PAYMENT

Romantic has filed all material Tax Returns required by it and has paid all Taxes shown thereon to be due, except as reflected in the Romantic Financial Statements and except for Taxes being contested in good faith. Except as disclosed in the Romantic Financial Statements, there is no material claim for Taxes that is a lien against the property of Romantic other than liens for taxes not yet due and payable. Romantic has not received notification of any audit of any Tax Return of Romantic being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by Romantic which is currently in effect, and Romantic is not a party to any agreement, contract or arrangement with any Tax Authority, which may result in the payment of any material amount in excess of the amount reflected on the Romantic Financial Statements.

SECTION 3.23   INTELLECTUAL PROPERTY

Except as disclosed on Schedule 3.23 hereof, Romantic has title to all material patents, trademarks or trade secrets, or adequate licenses and rights to use the patents, trademarks, copyrights, trade names and trade secrets of others, necessary to the conduct of its business. The business of Romantic is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to the Knowledge of RM Enterprises and Romantic, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by Romantic.

SECTION 3.24   ENVIRONMENTAL MATTERS

To the Knowledge of RM Enterprises and Romantic: (i) Romantic has obtained all material permits and licenses which are required in connection with its business under all applicable laws and regulations relating to pollution or protection of the environment (the “Environmental Laws”) and is in material compliance therewith; (ii) Romantic has at all times conducted its business in material compliance with all Environmental Laws and Romantic has not received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to Romantic’s business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against Romantic, arising under any Environmental Laws; and (iv) there does not exist, and at no time since Romantic acquired any premises leased or used by it, has there existed any conditions that Romantic believes would require remediation by Romantic under any Environmental Laws.

SECTION 3.25   EMPLOYMENT AGREEMENTS

Schedule 3.25 hereof lists each employment agreement between Romantic and any director, officer or employee of Romantic and copies of all such agreements have been provided to Azurel prior to the date hereof. Except as provided in such employment agreements, all other employees of Romantic are terminable at will without expense or liability to Romantic other than as may be set forth in said Schedule 3.25 attached hereto or as may be required by law.

SECTION 3.26   INFORMATION SUPPLIED

The information supplied by RM Enterprises and Romantic specifically for inclusion in the Proxy Statement (as defined in Section 4.03) to be sent to the Azurel Stockholders shall not, on the date the Proxy Statement is first mailed or delivered to the Azurel Stockholders contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which it was made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication to the Azurel Stockholders with respect to this Agreement which has become false or misleading. Notwithstanding the foregoing, neither RM Enterprises nor Romantic makes any representation or warranty with respect to any information supplied by Azurel or Azurel Sub which is contained in any of the foregoing documents.

SECTION 3.27   WARRANTY CLAIMS

To the Knowledge of each of RM Enterprises and Romantic and except as set forth in Schedule 3.27 attached hereto, there are no pending or threatened material claims against Romantic for any work performed by Romantic for any client, including but not limited to, any services rendered under any warranties.

SECTION 3.28   BROKERS’ AND FINDERS’ FEES

Romantic has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.29   BOARD APPROVAL

The Board of Directors of each of RM Enterprises and Romantic has approved this Agreement and the transactions contemplated hereby. RM Enterprises shall have approved this Agreement in its capacity as the Sole Stockholder.

SECTION 3.30   FULL DISCLOSURE

The representations and warranties of RM Enterprises and Romantic contained in this Article III of this Agreement or to be furnished in or in connection with documents mailed or delivered to the stockholders of Romantic in connection with soliciting their consent to this Agreement, do not contain or will not contain, any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01   COVENANTS OF RM ENTERPRISES AND ROMANTIC

RM Enterprises and Romantic covenant and agree that, during the period from the date of this Agreement until the Closing Date, Romantic shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Azurel:

(i)  shall not amend its Certificate of Incorporation or Bylaws;

(ii)  shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(iii)  shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity; Azurel agrees and accepts that RM has caused its other wholly owned and operated subsidiary RSI, Inc. to enter into an agreement whereby RSI, Inc. will acquire SpongeTech Inc.;

(iv)  shall not sell, transfer, or otherwise dispose of any assets required for the operations of Romantic’s business except in the ordinary course of business consistent with past practices;

(v)  shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided by Azurel, Azurel Sub and/or any of their affiliates;

(vi)  shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business, with the exception of the acquisition referred to in Section 4.01(iii) hereof;

(vii)  shall not declare or pay any dividends on or make any distribution of any kind with respect to the Private Shares;

(viii)  shall maintain its facilities, assets and properties in reasonable repair, order and condition, reasonable wear and tear excepted, and to notify Azurel immediately in the event of any material loss or damage to any of Romantic’s material assets;

(ix)  shall maintain in full force and effect all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

(x)  shall seek to preserve the present employees, reputation and business organization of Romantic and Romantic’s relationship with its clients and others having business dealings with it;

(xi)  shall not issue any additional Private Shares or take any action affecting the capitalization of Romantic;

(xii)  shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to Romantic’s business, operations or assets where such violation would have a Material Adverse Effect;

(xiii)  shall not grant any severance or termination pay to any director, officer or any other employees of Romantic, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

(xiv)  shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

(xv)  shall not terminate or waive any right of substantial value other than in the ordinary course of business; and

(xvi)  shall not enter into any material contract or commitment other than in the ordinary course of business.

SECTION 4.02   COVENANTS OF AZUREL

(i)  Employment Agreements. Additionally, Azurel and/or Azurel Sub shall enter into employment agreements with such employees of Romantic as determined by Azurel, upon such terms and conditions as shall be acceptable to Azurel and such individuals. Anything to the contrary in this Section 4.02 (i) notwithstanding, (a) Steven Moskowitz shall be the Chief Executive Officer of the Company, and (b) Azurel shall enter into an employment agreement with Edward Adamcik in substantially the form attached hereto as Exhibit C.

(ii)  Resignation of Directors. Azurel shall, prior to the Closing, cause all but two of its directors to resign effective immediately subsequent to the Effective Time. In addition, Azurel agrees and accepts that three (3) designees of Romantic shall be appointed to the Board of Directors subsequent to Closing.

(iii)  The Private Placement. Prior to or simultaneously with the Closing, Azurel shall consummate a private placement (the “Private Placement”) and issue in connection therewith units (the “Units”) for a minimum amount of three hundred and fifty thousand dollars ($350,000) (the “Funds”) net of commissions payable in connection therewith. The Units shall be offered at one thousand dollars each ($1,000), each of which shall consist of a 7% convertible promissory 7% note (the “Note”) and three-year warrants the (the “Warrants”) to purchase 2,500 Public Shares at a cash only exercise price of $0.40 per share. The Notes shall be convertible into Public Shares at the option of the holder at the conversion price of $0.20 per share for an aggregate of 5,000 Public Shares per Note and mature two (2) years from the closing of the Private Placement. The Warrants shall carry demand and registration rights.

An escrow account shall be established by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP to hold the Funds on behalf of the Surviving Entity until the Effective Time. Release of the Funds is contingent on Closing.

Azurel and Azurel Sub further covenant and agree that, during the period from the date of this Agreement until the Closing Date, Azurel Sub shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of RM:

(iv)  shall not amend its Certificate of Incorporation or Bylaws;

(v)  shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(vi)  shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(vii)  shall not sell, transfer, or otherwise dispose of any assets required for the operations of Azurel Sub’s business except in the ordinary course of business consistent with past practices;

(viii)  shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided by RM, Romantic and/or any of their affiliates;

(ix)  shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

(x)  shall not declare or pay any dividends on or make any distribution of any kind with respect to its securities;

(xi)  shall maintain its facilities, assets and properties in reasonable repair, order and condition, reasonable wear and tear excepted, and to notify RM immediately in the event of any material loss or damage to any of Azurel Sub’s material assets;

(xii)  shall maintain in full force and effect all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

(xiii)  shall seek to preserve the present employees, reputation and business organization of Azurel Sub and Azurel Sub’s relationship with its clients and others having business dealings with it;

(xiv)  shall not issue any securities other than as contemplated hereby or may be required for the purposes hereof;

(xv)  shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to Azurel Sub’s business, operations or assets where such violation would have a Material Adverse Effect;

(xvi)  shall not grant any severance or termination pay to any director, officer or any other employees of Azurel Sub, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

(xvii)  shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

(xviii)  shall not terminate or waive any right of substantial value other than in the ordinary course of business; and

(xix)  shall not enter into any material contract or commitment other than in the ordinary course of business.

SECTION 4.03   COVENANTS OF THE PARTIES

(i)  Tax-free Reorganization. The Parties intend that the transactions contemplated hereby qualify as a reorganization under Sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the parties will take the position for all purposes that the transactions contemplated hereby qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

(ii)  Announcement. Neither RM Enterprises or Romantic, on the one hand, nor either of Azurel or Azurel Sub on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

(iii)  Notification of Certain Matters. RM Enterprises and Romantic shall give prompt notice to Azurel and Azurel Sub, and Azurel and Azurel Sub shall give prompt notice to RM Enterprises and Romantic, of:

(a)  The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(b)  Any material failure of RM Enterprises and/or Romantic on the one hand, or Azurel and/or Azurel Sub, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(iv)  Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(a)  The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, the preliminary proxy statement to be sent to the Azurel Stockholders on Schedule 14A (including the definitive and any amendments thereto, the “Proxy Statement”), and the other approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

 (b)  The satisfaction of the other Parties’ conditions precedent to Closing.

(v)  Representation of Counsel. The Parties have retained Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP to represent them in connection with this Agreement and all matters in connection herewith. The Parties hereby waive any right to assert a conflict associated with such collective engagement of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP related hereto or thereto.

(vi)  Proxy Statement. Azurel will use its reasonable best efforts to seek the approval of the Azurel Stockholders for the Merger. As promptly as is reasonably practicable after the date of this Agreement, Azurel shall file with the SEC a Proxy Statement relating to the Merger and will call and hold a meeting of the Azurel Stockholders (the “Meeting”) for the purpose of approving and authorizing this Agreement. The Proxy Statement to be submitted to the Azurel Stockholders in connection with the Meeting will, when the Proxy Statement is mailed to the Azurel Stockholders as contemplated by this Section 4.03, contain the information required by the provisions of the GCL and the Exchange Act and the rules and regulations of the SEC thereunder. The Proxy Statement will not, at the time of mailing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, except that Azurel makes no representations as to statements or omissions regarding information solely relating to RM Enterprises or Romantic, it being the agreement of the parties that RM Enterprises and Romantic shall indemnify Azurel against liability resulting from such statements or omissions. Azurel will comply with the requirements of all federal and state securities or “blue sky” laws and the rules and regulations under such laws with respect to such corporate action and any solicitation of proxies in connection therewith.

(vii)  Access to Information

(a)  Inspection by RM Enterprises. Azurel will, and will cause Azurel Sub to, make available for inspection by RM Enterprises, during normal business hours and in a manner so as not to interfere with normal business operations, all of Azurel’s records (including tax records), books of account, premises, contracts and all other documents in Azurel’s possession or control that are reasonably requested by RM Enterprises to inspect and examine the business and affairs of Azurel. Azurel will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of RM Enterprises concerning the business and affairs of Azurel. RM Enterprises and Romantic will treat and hold as confidential any information they receive from Azurel in the course of the reviews contemplated by this Section 4.03(vii). No examination by RM Enterprises will, however, constitute a waiver or relinquishment by RM Enterprises of its rights to rely on Azurel’s covenants, representations and warranties made herein or pursuant hereto.

(b)  Inspection by Azurel. RM Enterprises will, and will cause Romantic to, make available for inspection by Azurel, during normal business hours and in a manner so as not to interfere with normal business operations, all of RM Enterprises’ and Romantic’s records (including tax records), books of account, premises, contracts and all other documents in RM Enterprises’ and Romantic’s possession or control that are reasonably requested by Azurel to inspect and examine the business and affairs of RM Enterprises and Romantic. RM Enterprises and Romantic will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Azurel concerning the business and affairs of RM Enterprises and Romantic. Azurel and Azurel Sub will treat and hold as confidential any information they receive from RM Enterprises and Romantic in the course of the reviews contemplated by this Section 4.03 (vii). No examination by Azurel will, however, constitute a waiver or relinquishment by Azurel of its rights to rely on RM Enterprises’ and Romantic’s covenants, representations and warranties made herein or pursuant hereto.

(viii)  Assignment of Trademarks. RM Enterprises and Romantic agree to assign, convey, transfer and deliver to Azurel Sub, and Azurel and Azurel Sub agree to acquire, all rights, title and interest in the trademarks listed on Schedule 3.23 hereof pursuant to an Assignment and Transfer Agreement, a form of which is attached hereto as Exhibit D.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01   CONDITIONS PRECEDENT TO THE PARTIES’ OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived by both Azurel and RM Enterprises:

(i)  Consents, Approvals. The Parties shall have obtained all consents and approvals of their respective boards of directors and stockholders, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(ii)  Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

SECTION 5.02   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AZUREL AND AZUREL SUB

The obligations of Azurel and Azurel Sub as provided herein shall be subject to each of the following conditions precedent, unless waived by Azurel:

(i)  Consents And Approvals. RM Enterprises and Romantic shall have obtained all material consents, including any material consents and waivers by Romantic’s lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(ii)  Representations and Warranties. The representations and warranties by RM Enterprises and Romantic in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(iii)  Performance. RM Enterprises and Romantic shall have performed and complied in all material respects with all agreements to be performed or complied with by them pursuant to this Agreement prior at or prior to the Closing.

(iv)  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Azurel and its counsel, and Azurel and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(v)  Assignments. RM Enterprises and Romantic shall have obtained all required written consents to assignment of the licenses, guarantees, contracts, patents and patent applications listed on Schedule 5.02 hereto assigning such licenses, contracts, patents and patent applications to Azurel Sub in connection with the Merger.

(vi)  Certificate of Good Standing. RM Enterprises and Romantic shall have delivered to Azurel a certificate as to the good standing of Romantic in the State of Delaware certified by the Secretary of State of the State of Delaware on or within 2 business days of the Closing Date.

(vii)  Material Changes. Except as contemplated by this Agreement, since the date hereof, neither RM Enterprises nor Romantic shall have suffered a Material Adverse Effect.

SECTION 5.03   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RM ENTERPRISES AND ROMANTIC

The obligation of RM Enterprises and Romantic on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived by RM Enterprises:

(i)  Consents And Approvals. Azurel and Azurel Sub shall have obtained the consent and approval of their respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(ii)  Representations And Warranties. The representations and warranties by Azurel and Azurel Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(iii)  Performance. Azurel and Azurel Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

(iv)  Proceedings And Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to RM Enterprises and its counsel, and RM Enterprises and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(v)  Certificate of Good Standing. Azurel shall have delivered to RM Enterprises a certificate as to the good standing of Azurel Sub certified by the Secretary of State of the State of Delaware on or within 2 business days of the Closing Date.

(vi)  Material Changes. Except as contemplated by this Agreement, since the date hereof, neither Azurel nor Azurel Sub shall have suffered a Material Adverse Effect.

(vii)  Consummation of the Private Placement. Azurel shall have consummated the Private Placement for a minimum of three hundred and fifty thousand dollars ($350,000) in Funds exclusive of any commissions incurred thereby, which Funds shall be held in GSK’s escrow account.

(viii)  Employment Agreement. Edward Adamcik shall have entered into an employment agreement with Azurel substantially in the form as attached hereto as Exhibit C.

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

SECTION 6.01   TERMINATION

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(i)  The mutual written consent of the Boards of Directors of the Parties;

(ii)  Either Azurel on behalf of itself and Azurel Sub, on the one hand, or RM Enterprises on behalf of itself and Romantic, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties to this Agreement shall use their reasonable efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the acceptance for payment of, or payment for, Issuable Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(iii)  Azurel on behalf of itself and Azurel Sub, if RM Enterprises or Romantic shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within 15 calendar days after the giving of written notice by Azurel to RM Enterprises;

(iv)  RM Enterprises on behalf of itself and Romantic if Azurel or Azurel Sub shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within 15 calendar days after the giving of written notice by RM Enterprises to Azurel; or

(v)  Without any action on the part of the Parties if required by Applicable Law.

SECTION 6.02   EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party or Parties to the other Party or Parties specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of Azurel, Azurel Sub, RM Enterprises or Romantic; provided that nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

ARTICLE VII
CONFIDENTIALITY; NON-SOLICITATION; EXCLUSIVITY

SECTION 7.01   CONFIDENTIALITY

Azurel and Azurel Sub, on the one hand, and RM Enterprises and Romantic, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(vii) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

SECTION 7.02   NON-SOLICITATION

During the period from the date of this Agreement until the consummation or termination of this Agreement or the Merger and, in the event of the termination of this Agreement or the Merger for any reason, during the one (1) year period following the date of such termination, neither Party shall, without the consent of the other Party, directly or indirectly solicit the employment or engagement, as an employee or consultant, any “restricted employee” or encourage any “restricted employee” to leave the employment of the other Party or any subsidiary of the other Party. A “restricted employee” shall mean any person who is employed by a Party or any of its subsidiaries on the date of this Agreement or at any time during the six (6) months prior thereto.

SECTION 7.03   EXCLUSIVITY

Except for the transactions contemplated by this Agreement, none of the Parties shall (i) solicit, initiate, or encourage the submission of any proposal or offer relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of such or any other Party hereto (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Parties shall notify each other Party immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01   INDEMNIFICATION BY AZUREL

Azurel shall indemnify, defend and hold harmless each of RM Enterprises, Romantic, GSK and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of RM Enterprises, Romantic or GSK or an employee of RM Enterprises, Romantic or GSK, and their respective heirs, legal representatives, successors and assigns (the “RM Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by Azurel or Azurel Sub, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of Azurel prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith (“RM Indemnified Liabilities”). Any RM Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Azurel, but the failure so to notify shall not relieve Azurel from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice Azurel.

SECTION 8.02   INDEMNIFICATION BY RM ENTERPRISES

RM Enterprises shall indemnify, defend and hold harmless each of Azurel, Azurel Sub and GSK and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Azurel, Azurel Sub or GSK or an employee of Azurel, Azurel Sub or GSK, and their respective heirs, legal representatives, successors and assigns (the “Azurel Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any breach of this Agreement by RM Enterprises or Romantic, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any act, omission or conduct of any officer, director or agent of RM Enterprises or Romantic prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith (“Azurel Indemnified Liabilities”). Any Azurel Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify RM Enterprises, but the failure so to notify shall not relieve RM Enterprises from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice RM Enterprises.

SECTION 8.03   SURVIVAL OF INDEMNIFICATION

All rights to indemnification under this Article 8 shall survive the consummation of the Merger and the termination of this Agreement. The provisions of this Article 8 are intended to be for the benefit of, and shall be enforceable by, each RM Indemnified Party and each Azurel Indemnified Party, and his or her heirs and representatives. No Party shall enter into any settlement regarding the foregoing without prior approval of the RM Indemnified Party or Azurel Indemnified Party, as the case may be.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as set forth in Article VIII. All such representations and warranties will be extinguished on consummation of the Merger and none of the Parties nor any of their officers, directors, members, employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02   EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.03   APPLICABLE LAW

Except to the extent that the law of the State of Delaware is mandatorily applicable to the Merger (which shall be governed by the GCL), this Agreement shall be governed by the laws of the State of New York as applied to agreements entered into and to be performed in such state.

SECTION 9.04   NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(i)  If sent by registered or certified mail in the United States, return receipt requested, upon receipt;

(ii)  If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(iii)  If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) above, when transmitted and receipt is confirmed by telephone; or

(iv)  If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to RM Enterprises or Romantic, to:

RM Enterprises International, Ltd.

Sunset Industrial Park
50 20th Street
Brooklyn, NY 11232
Telephone:	(718) 788-4798
Fax:	(718) 768-6404
Attention:	Steven Moskowitz

with a copy to (which shall not constitute notice):

Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street
New York, NY 10022
Telephone:	(212) 752-9700
Facsimile:	(212) 980-5192
Attention:	Attention: Arthur S. Marcus, Esq.

If to Azurel or Azurel Sub, to:

Azurel, Ltd.
23 F. Commerce Road
Fairfield, NJ 00704
Telephone:	(973) 575-9500
Fax:	(973) 575-9501
Attention:	Mr. Edward Adamcik

with a copy to (which shall not constitute notice):

Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street
New York, NY 10022
Telephone:	(212) 752-9700
Facsimile:	(212) 980-5192
Attention:	Arthur S. Marcus, Esq.

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.05   ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.06   ASSIGNMENT

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the immediately foregoing sentence of this Section 9.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.07   HEADINGS; REFERENCES

The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Articles” or “Sections” shall be deemed to be references to Articles or Sections of this Agreement unless otherwise indicated.

SECTION 9.08   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.09   NO THIRD PARTY BENEFICIARIES

Except as otherwise contemplated by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.10   SEVERABILITY; ENFORCEMENT

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AZUREL, LTD.

By:
Name:	Edward Adamcik
Title:	Vice President of Operations

FLO WEINBERG, INC.

By:
Name:	Edward Adamcik
Title:	President

RM ENTERPRISES, LTD.

By:
Name:	Steven Moskowitz
Title:	Chief Executive Officer

ROMANTIC MOMENTS, INC.

By:
Name:	Steven Moskowitz
Title:	Chief Executive Officer

List of Schedules

1.05(a)	Surviving Entity - Officers and Directors

2.01	Azurel - Organization, Standing and Power - Material Ownership Interests

2.02(a)	Azurel - Capitalization - Public Shares

2.02(b)	Azurel - Capitalization - Issuable Shares

2.03	Azurel - Authority for Agreement

2.05	Azurel - SEC Reports; Financial Statements

2.07	Azurel - Litigation

2.08(a)	Azurel- Interested Party Transactions - Indebtedness of Azurel and Azurel Sub

2.08(b)	Azurel- Interested Party Transactions - Indebtedness to Azurel and Azurel Sub

2.10	Azurel- No Undisclosed Liabilities

3.02(a)	RM Enterprises and Romantic- Capitalization - Rights to RM Capital Stock

3.02(b)	RM Enterprises and Romantic- Capitalization - Rights to Romantic Capital Stock

3.04	RM Enterprises and Romantic- Subsidiaries

3.07	RM Enterprises and Romantic- Financial Statements

3.10(a)	RM Enterprises and Romantic- Interested Party Transactions - Indebtedness of RM and Romantic.

3.10(b)	RM Enterprises and Romantic- Interested Party Transactions - Indebtedness to RM and Romantic

3.12	RM Enterprises and Romantic- Governmental Authorization.

3.15	RM Enterprises and Romantic- No Undisclosed Liabilities

3.16(a)	RM Enterprises and Romantic- Accounts Receivable - Reserves

3.16(b)	RM Enterprises and Romantic- Accounts Receivable - Enforceability

3.18	RM Enterprises and Romantic- Title to Properties; Liens

3.19(a)	RM Enterprises and Romantic- Material Contracts

3.19(b)	RM Enterprises and Romantic- Material Contracts.

3.23	RM Enterprises and Romantic- Intellectual Property

3.25	RM Enterprises and Romantic- Employment Agreements

3.27	RM Enterprises and Romantic- Warranty Claims

5.02	Azurel Conditions Precedent - Assignments